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                                                                                                                  Exhibit 11

                                            E. I. DU PONT DE NEMOURS AND COMPANY

                                              CALCULATION OF EARNINGS PER SHARE
                                (RESTATED FOR TWO-FOR-ONE STOCK SPLIT EFFECTIVE MAY 15, 1997)
                                -------------------------------------------------------------
                                           (Dollars in millions, except per share)

                                                                      Years Ended December 31
                                       -------------------------------------------------------------------------------------
                                           1997              1996              1995              1994              1993
                                       -------------     -------------     -------------     -------------     -------------
Net income less dividends on
  preferred stock ................            $2,395            $3,626            $3,283            $2,717              $545
                                       =============     =============     =============     =============     =============
Average number of common shares
  (excludes treasury stock and
  the shares held by DuPont
  Flexitrust) - Basic ............     1,130,755,483     1,121,350,592     1,170,214,952     1,359,999,832     1,353,244,230

Shares assumed to be issued due
  to stock options ...............        19,047,967        18,472,163        13,193,507        11,201,887         9,912,033
                                       -------------     -------------     -------------     -------------     -------------
Adjusted average number of common
  shares and share equivalents
  - Diluted ......................     1,149,803,450     1,139,822,755     1,183,408,459     1,371,201,719     1,363,156,263
                                       =============     =============     =============     =============     =============
Earnings per share:
  - Diluted ......................            $ 2.08            $ 3.18            $ 2.77            $ 1.98              $.41
                                       =============     =============     =============     =============     =============

  - Basic ........................            $ 2.12            $ 3.23            $ 2.81            $ 2.00              $.41
                                       =============     =============     =============     =============     =============
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